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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                           NAUTICA ENTERPRISES, INC
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                          NAUTICA ENTERPRISES, INC.


                        FOR:    Nautica Enterprises, Inc.

                   APPROVED:    Wayne A. Marino
                                Senior Vice President - Chief Financial Officer
                                (212) 541-5757

                    CONTACT:    Shannon L. Froehlich
                                Vice President - Corporate Investor Relations
                                (212) 541-5757

                                Media Relations:
                                Fredric Spar/Joseph Kuo
                                Kekst & Company
                                (212) 521-4800

FOR IMMEDIATE RELEASE
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            NAUTICA ENTERPRISES, INC. TO REVIEW BARINGTON PROPOSAL

  New York, New York, June 10, 2003 -- Nautica Enterprises, Inc. (Nasdaq: NAUT) said that it has received notice that a group called Barington Companies intends to seek three Board seats at Nautica Enterprises' Annual Meeting scheduled for July 8, 2003. The Company stated that its Board of Directors and outside advisors are reviewing the request for Board seats and related proposals.
  The Company further stated, "We do not know who Barington is, what its qualifications are, what its true agenda is, or whether it has any understanding of the apparel industry. Nevertheless, after due consideration, the Company will advise its shareholders of its position in this matter."


Nautica Enterprises, Inc. (Nasdaq: NAUT), through its subsidiaries, designs, sources, markets and distributes apparel under the following brands: Nautica; Nautica Competition; Nautica Jeans Company; Earl Jean; John Varvatos; E. Magrath; and Byron Nelson. For more information about our Company, please visit our website at www.nautica.com.
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This press release contains "forward-looking statements" as defined in the
Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others: the risk that new businesses of the Company will not be integrated successfully; the risk that the Company will experience operational difficulties with its distribution facility; the overall level of consumer spending on apparel; dependence on sales to a limited number of large department store customers; risks related to extending credit to customers; actions of existing or new competitors and changes in economic, political or health conditions in the markets where the Company sells or sources its products, including with respect to SARS; downturn or generally reduced shopping activity caused by public safety concerns; risks associated with consolidations, restructurings and other ownership changes in the retail industry; changes in trends in the market segments in which the Company competes; risks associated with uncertainty relating to the Company's ability to launch, support and implement new product lines; effects of competition; changes in the costs of raw materials, labor and advertising; the ability to secure and protect trademarks and other intellectual property rights; risks associated with the relocation of Earl Jean, Inc.; the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that the Company will not be able to negotiate acceptable terms; and, the impact that any labor disruption at the Company's ports of entry could have on timely product deliveries. These and other risks and uncertainties are disclosed from time to time in the Company's filings with the Securities and Exchange Commission, including the "Forward-Looking and Cautionary Statements" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 2002, in the Company's press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

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